UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: April 25, 2011 (Date of earliest event reported)

E*TRADE Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020

(Address of Principal Executive Offices and Zip Code)

(646) 521-4300

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On April 25, 2011, E*TRADE Financial Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, Citadel Equity Fund Ltd., as selling stockholder (the “Selling Stockholder”), and Morgan Stanley & Co. Incorporated, as underwriter (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter 27,500,000 shares of the Company’s common stock at a price of $16.38 per share. The Company will not receive any proceeds from this offering.

After giving effect to the sale of the shares by the Selling Stockholder, Citadel LLC (“Citadel”), of which the Selling Stockholder is an affiliate, will beneficially own 9.8% of the Company’s common stock (assuming conversion of all Class A Senior Convertible Debentures due 2019 held by Citadel, based on information provided by Citadel).

The offering was registered pursuant to the Company’s shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-158636) and a related prospectus supplement, each filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into the Registration Statement. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated April 25, 2011 by and among E*TRADE Financial Corporation, Citadel Equity Fund Ltd. and Morgan Stanley & Co. Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	April 28, 2011	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated April 25, 2011 by and among E*TRADE Financial Corporation, Citadel Equity Fund Ltd. and Morgan Stanley & Co. Incorporated.